UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Transition, New Director and Director Reclassification
On March 25, 2025, Core & Main, Inc. (together with its indirect subsidiary, Core & Main LP, as applicable, the “Company”) announced that effective as of March 31, 2025 (the “Transition Date”):
•Stephen O. LeClair, age 56, the current Chief Executive Officer, will retire from the position of Chief Executive Officer and all positions held with subsidiaries of the Company. Mr. LeClair will become the Executive Chair of the Company and will continue to serve as Chair of the Board of Directors of Core & Main, Inc. (the “Board”);
•Mark R. Witkowski, age 50, the current Chief Financial Officer, will become the Chief Executive Officer of the Company; and
•Robyn Bradbury, age 42, the current Senior Vice President of Finance and Investor Relations, will become the Chief Financial Officer of the Company (collectively, the “Executive Transition”).
Mr. Witkowski has served as the Company’s Chief Financial Officer since February 2016. Prior to being named Chief Financial Officer, Mr. Witkowski served as the Company’s Vice President of Finance. Prior to joining the Company, Mr. Witkowski served as a Senior Manager at PricewaterhouseCoopers, LLP. Mr. Witkowski holds a bachelor’s degree of science in business administration with an emphasis in accounting and finance from Washington University.
Ms. Bradbury has served as the Company’s Senior Vice President of Finance and Investor Relations since April 2024. She was promoted to Senior Vice President after serving in the same capacity as Vice President since March 2021. Ms. Bradbury has held several positions in finance, including as Senior Director of Financial Planning & Analysis, Senior Manager of Financial Planning & Analysis, and other roles of increasing responsibility since joining the Company in 2009. Prior to joining the Company, Ms. Bradbury held various other positions in public accounting and corporate finance. Ms. Bradbury holds a bachelor’s degree in accounting and finance and master’s of business administration degree from Lindenwood University.
In connection with the Executive Transition and also effective as of March 31, 2025, the Board approved an increase in the size of the Board from nine directors to ten directors and appointed Mr. Witkowski to fill the newly-created vacancy as a Class I director. As an employee director, Mr. Witkowski will not be entitled to any additional compensation for his service as a director. Mr. Witkowski was not appointed pursuant to any arrangement or understanding with any other person. Mr. Witkowski will not be joining any committee of the Board at the Transition Date. As a result of the change in the size of the Board and Mr. Witkowski’s addition to the Board as a Class I director, the Board approved a reclassification of Mr. LeClair from a Class I director to a Class II director.
LeClair Employment Agreement
In connection with the Executive Transition, the Company and Mr. LeClair entered into an amended and restated employment and transition agreement, to be effective as of the Transition Date, which supersedes all prior agreements or understandings regarding the terms of Mr. LeClair's employment with the Company, including but not limited to, that certain Employment Agreement dated as of March 9, 2018. The amended and restated employment agreement reflects the following material terms:
•a change to employment term beginning on the Transition Date and ending on April 1, 2026;
•an annual salary of $935,000;
•an annual cash performance bonus under the Company’s Management Incentive Compensation Plan (the “MICP”) of up to 135% of Mr. LeClair’s annual salary in the event the Company achieves certain performance targets (provided that Mr. LeClair remains employed at the end of the term);
•eligibility to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to the Company’s executive employees, pursuant to the Company’s policies and subject to the conditions and terms applicable to such benefits, plans or programs;
•upon a termination of employment by the Company without “cause” or by the executive for “good reason,” Mr. LeClair is entitled to receive his remaining salary, the annual cash performance bonus payable under the MICP and accelerated vesting of unvested equity incentive awards, in each case as if he had remained employed through the end of the term; and
•restrictive covenants including non-compete and non-solicit covenants.
Witkowski Employment Agreement
Also in connection with the Executive Transition, the Company and Mr. Witkowski entered into a new employment agreement, to be effective as of the Transition Date, which supersedes all prior agreements or understandings regarding the terms of Mr. Witkowski’s employment with the Company, including, but not limited to, that certain Employment Agreement, dated as of February 9, 2018. The employment agreement reflects the following material terms:
•an annual salary of $825,000;
•an annual cash performance bonus under the MICP of up to 125% of Mr. Witkowski’s annual salary in the event the Company achieves certain performance targets;
•eligibility to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to the Company’s executive employees, pursuant to the Company’s policies and subject to the conditions and terms applicable to such benefits, plans or programs;
•upon a termination of employment without “cause” or by the executive for “good reason,” Mr. Witkowski is entitled to receive, among other things, a payment equal to 24 months’ base salary and target bonus paid in equal installments over the 24-month period following termination and execution of a release of claims; and
•restrictive covenants including non-compete and non-solicit covenants.

In connection with his appointment as Chief Executive Officer, the Talent and Compensation Committee of the Board (the “Compensation Committee”) approved the following grants of equity incentives effective as of the Transition Date to Mr. Witkowski pursuant to the Core & Main, Inc. 2021 Omnibus Incentive Plan (the “Plan”): (a) annual equity awards that vest in three equal installments on March 11 of each of 2026, 2027 and 2028, comprised of: (i) options to acquire shares of the Class A Common Stock of the Company with an aggregate fair value of $1,462,500; and (ii) restricted stock units (“RSUs”) with an aggregate fair value of $487,500; and (b) an additional equity award of performance shares with a target fair value of $5,000,000, subject to satisfaction of certain performance criteria based on the Company’s operating results for fiscal 2028 and which vest on March 31, 2029, in each case subject to continued employment and the terms and conditions of the Plan and the applicable award agreements. The number of shares of Class A Common Stock subject to these awards will be calculated on the Transition Date based in part on the per share closing price of the Class A Common Stock on such date and the options issued to Mr. Witkowski are subject to an exercise price equal to such per share closing price.
Mr. Witkowski’s compensation is subject to review and adjustment on an annual basis by the Board and the Compensation Committee.
There is no arrangement or understanding between Mr. Witkowski and any other person pursuant to which Mr. Witkowski was appointed as the Company’s Chief Executive Officer. There are no related party transactions between the Company and Mr. Witkowski, and there are no family relationships between Mr. Witkowski and any of the directors or officers of the Company.
Bradbury Employment Agreement
Also in connection with the Executive Transition, the Company and Ms. Bradbury entered into an employment agreement, to be effective as of the Transition Date. The employment agreement reflects the following material terms:
•an annual salary of $500,000;
•an annual cash performance bonus under the MICP of up to 75% of Ms. Bradbury’s annual salary in the event the Company achieves certain performance targets;
•eligibility to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to the Company’s executive employees, pursuant to the Company’s policies and subject to the conditions and terms applicable to such benefits, plans or programs;
•upon a termination of employment without “cause” or by the executive for “good reason,” Ms. Bradbury is entitled to receive, among other things, a payment equal to 12 months’ base salary paid in equal installments over the 12-month period following termination and execution of a release of claims; and
•restrictive covenants including non-compete and non-solicit covenants.
In connection with her appointment as Chief Financial Officer, the Compensation Committee of the Board approved the following grants of equity incentives effective as of the Transition Date to Ms. Bradbury pursuant to the Plan: (a) annual equity awards that vest in three equal installments on March 11 of each of 2026, 2027 and 2028, comprised of: (i) options to acquire shares of the Class A Common Stock of the Company with an aggregate fair value of $421,875; and (ii) RSUs with an aggregate fair value of $140,625; and (b) an additional equity award of performance shares with a target fair value of $2,250,000, subject to satisfaction of certain performance criteria based on the Company’s operating results for fiscal 2028 and which vest on March 31, 2029, in each case subject to continued employment and the terms and conditions of the Plan and the applicable award agreements. The number of shares of Class A Common Stock subject to these awards will be calculated on the Transition Date based in part on the per share closing price of the Class A Common Stock on such date and the options issued to Ms. Bradbury are subject to an exercise price equal to such per share closing price.
Ms. Bradbury’s compensation is subject to review and adjustment on an annual basis by the Board and the Compensation Committee.
There is no arrangement or understanding between Ms. Bradbury and any other person pursuant to which Ms. Bradbury was appointed as the Company’s Chief Financial Officer. There are no related party transactions between the Company and Ms. Bradbury, and there are no family relationships between Ms. Bradbury and any of the directors or officers of the Company.
Other Performance Share Awards
In connection with the Executive Transition, the Committee also approved grants of equity incentives effective as of the Transition Date to each of Bradford A. Cowles, the Company’s President and a named executive officer, and Mark Whittenburg, the Company’s General Counsel and a named executive officer, consisting of performance shares with a target fair value of $2,750,000 and $1,500,000, respectively, subject to satisfaction of certain performance criteria based on the Company’s operating results for fiscal 2028 and which vest on March 31, 2029, in each case subject to continued employment and the terms and conditions of the Plan and the applicable award agreement. The number of shares of Class A Common Stock subject to these awards will be calculated on the Transition Date based in part on the per share closing price of the Class A Common Stock on such date.
The foregoing is a summary of the material terms of Mr. LeClair’s, Mr. Witkowski’s and Ms. Bradbury’s employment agreements only, and is qualified in its entirety by the complete terms of the employment agreements, to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2025. The Company previously filed the form of award agreement for each of the awarded options and RSUs as exhibits to its Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2022 and October 30, 2022 and the Company will file the form of award agreement for the performance shares as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2025. In connection with her appointment, Ms. Bradbury and the Company also entered into the Company’s standard form Indemnification Agreement in favor of the Company’s directors and executive officers, the form of which the Company has previously filed as an exhibit to its Registration Statement on Form S-1, filed on July 6, 2021. Each of Messrs. LeClair and Witkowski is already a party to the Company’s standard form Indemnification Agreement.
The Company issued a press release announcing the Executive Transition and Mr. Witkowski’s appointment to the Board, dated as of the date hereof, which is filed as an exhibit to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 25, 2025**
104	Cover Page to this Current Report on Form 8-K in Inline XBRL*

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Mark G. Whittenburg
Name:	Mark G. Whittenburg
Title:	General Counsel and Secretary

Date: March 25, 2025